Exhibit 99.1

TELETECH ANNOUNCES FIRST QUARTER 2016 FINANCIAL RESULTS

First Quarter 2016 Results

Revenue was $312.4 Million ($322.4 Million Non-GAAP Constant Currency);

Operating Income was $17.8 Million, 5.7 Percent of Revenue

(5.2 Percent Non-GAAP Constant Currency);

Fully Diluted EPS was 23 Cents

Signed $100 Million in New Business

Strong Revenue Backlog

Reaffirms Outlook for Full Year 2016

Denver, Colo., May 9, 2016 — TeleTech Holdings, Inc. (NASDAQ: TTEC), a leading global provider of customer experience, engagement and growth solutions, today announced financial results for the first quarter ended March 31, 2016. The Company also filed its Quarterly Report on Form 10-Q with the U.S. Securities and Exchange Commission for the Quarter ended March 31, 2016.

“Today, TeleTech is operating at the intersection of customer experience and innovation,” commented Ken Tuchman, chairman and chief executive officer of TeleTech. “Companies all over the globe are seeking solutions to the increasingly complex challenge of meeting their customers’ needs in an always on, multichannel world. Our integrated technology-enabled platform helps our clients reduce customer effort, increase customer satisfaction, and improve profitability. While our first quarter results were comparatively low, they are in line with our 2016 plan. We have a strong revenue backlog and growing new business pipeline, and continue to estimate positive year-over-year growth in line with our guidance.”

FIRST QUARTER 2016 FINANCIAL HIGHLIGHTS

Revenue

•                  First quarter 2016 GAAP revenue decreased 4.0 percent to $312.4 million compared to $325.5 million in the prior year period.

•                  Non-GAAP constant currency revenue decreased 1.0 percent to $322.4 million over the prior year.

Income from Operations

•                  First quarter 2016 GAAP income from operations was $17.8 million, or 5.7 percent of revenue, compared to $26.1 million, or 8.0 percent of revenue in the first quarter 2015.

•                  Non-GAAP constant currency income from operations was $16.7 million or 5.2 percent of adjusted revenue.

Investor Contact	Media Contact
Paul Miller	Elizabeth Grice
303.397.8641	303.397.8507

Earnings Per Share

•                  First quarter 2016 GAAP fully diluted earnings per share attributable to TeleTech shareholders was 23 cents compared to 38 cents in the same period last year.

•                  Non-GAAP fully diluted earnings per share was 25 cents compared to 38 cents in the prior year.

Bookings

•                  During the first quarter 2016, TeleTech signed an estimated $100 million in annualized contract value revenue from new and expanded client relationships. The first quarter bookings mix was diversified across all verticals with 70 percent from existing clients, 68 percent from emerging businesses, and 14 percent from outside of the United States.

STRONG BALANCE SHEET CONTINUES TO FUND OPERATIONS, SHARE REPURCHASES, DIVIDENDS, AND INVESTMENTS

•                  As of March 31, 2016, TeleTech had cash and cash equivalents of $75.4 million and $141.7 million of total debt, resulting in a net debt position of $66.3 million.

•                  As of March 31, 2016, TeleTech had approximately $460 million of additional borrowing capacity available under its revolving credit facility.

•                  Cash flow from operations in the first quarter 2016 was $11.5 million compared to $3.8 million in the first quarter 2015.

•                  Capital expenditures in the first quarter 2016 were $14.9 million compared to $13.0 million in the first quarter 2015.

•                  TeleTech repurchased 332 thousand shares of common stock during the first quarter 2016 for a total cost of $8.7 million. As of March 31, 2016, $35.9 million was authorized for future share repurchases.

•                  TeleTech’s Board of Directors declared a semi-annual dividend of $0.185 per share in the first quarter of 2016, which was paid on April 15, 2016 to shareholders of record on March 31, 2016.

SEGMENT REPORTING & COMMENTARY

TeleTech reports financial results for the following four business segments: Customer Management Services (CMS), Customer Growth Services (CGS), Customer Technology Services (CTS) and Customer Strategy Services (CSS).  Financial highlights for the segments are provided below.

Customer Management Services (CMS) — Customer Experience Delivery Solutions

•                  CMS first quarter 2016 revenue declined 6.2 percent to $227.9 million compared to $243.0 million in the year ago quarter. Income from operations was $15.6 million or 6.8 percent of revenue compared to $21.7 million or 8.9 percent in the prior year.

•                  Non-GAAP constant currency revenue declined 2.6 percent over the year ago period and income from operations was $14.5 million or 6.1 percent of adjusted revenue. This compares to $22.5 million or 9.3 percent of revenue in the prior year.

Customer Growth Services (CGS) — Digitally-Enabled Revenue Growth Solutions

•                  CGS first quarter 2016 revenue grew 29.1 percent to $33.5 million compared to $26.0 million in the year ago quarter. Income from operations was $0.5 million or 1.5 percent of revenue, compared to 0.1 percent in the same period last year.

•                  Non-GAAP constant currency revenue increased 32.3 percent over the year ago period and income from operations was $0.7 million or 2.0 percent of adjusted revenue. This compares to 0.1 percent of revenue in the prior year.

Customer Technology Services (CTS) — Hosted and Managed Technology Solutions

•                  CTS first quarter 2016 revenue declined 1.2 percent to $35.3 million compared to $35.7 million in the year ago quarter. Income from operations was $2.8 million or 7.9 percent of revenue compared to $2.0 million or 5.6 percent in the prior year.

•                  Non-GAAP constant currency revenue declined 1.2 percent over the year ago period and income from operations was $2.7 million or 7.6 percent of adjusted revenue. This compares to $2.0 million or 5.6 percent of revenue in the prior year.

Customer Strategy Services (CSS) — Customer Experience Strategy and Data Analytics Solutions

•                  CSS first quarter 2016 revenue declined 24.7 percent to $15.7 million from $20.8 million in the year ago quarter. Loss from operations was $1.1 million or negative 7.1 percent of revenue compared to a positive 11.5 percent in the prior year.

•                  Non-GAAP constant currency revenue declined 23.3 percent over the year ago period and loss from operations was $1.2 million or negative 7.6 percent of adjusted revenue. This compares to $2.4 million or 11.6 percent of revenue in the prior year.

BUSINESS OUTLOOK

TeleTech reaffirms its full-year 2016 guidance.

“We see the first quarter year-over-year decline in performance as temporary and in line with the estimates we made in providing our 2016 guidance. Reflecting on our current and projected revenue backlog, we continue to estimate full year revenue in the $1.335 to $1.345 billion range, operating income margin between 8.1 to 8.3 percent, and capital expenditures at 4.5 percent of revenue,” explained Regina Paolillo, chief financial and administrative officer of TeleTech. “Our years of investment in transforming the business with value-oriented, outcome-based integrated capabilities centered around customer experience, engagement and growth is advancing our market position. We estimate this market momentum will lead to near-term growth and profitability in line with our guidance.”

SEC FILINGS

The company’s filings with the Securities and Exchange Commission are available in the “Investors” section of TeleTech’s website, which can be found at www.teletech.com.

CONFERENCE CALL

A conference call and webcast with management will be held on May 10, 2016 at 8:30 a.m. Eastern Time. You are invited to join a live webcast of the conference call by visiting the “Investors” section of the TeleTech website at www.teletech.com. If you are unable to participate during the live webcast, a replay will be available on the TeleTech website.

NON-GAAP FINANCIAL MEASURES

To supplement the Company’s consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP) in the United States, the Company uses the following Non-GAAP financial measures: Free Cash Flow, Non-GAAP Revenue, Non-GAAP Income from Operations, Non-GAAP EBITDA and Non-GAAP EPS. Additionally our discussion of revenue and income from operations contain references to constant currency amounts. Constant currency measures are calculated by translating the current year reported amounts using the prior year foreign exchange rates for each underlying currency. TeleTech believes that providing these Non-GAAP financial measures provides investors with greater transparency to the information used by TeleTech’s management in its financial and operational decision making and allows investors to see TeleTech’s results “through the eyes” of management. TeleTech also believes that providing this information better enables TeleTech’s investors to understand its operating performance and information used by management to evaluate and measure such performance. These financial measures are not intended to be used in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. A reconciliation of these Non-GAAP financial measures is available in the financial tables attached to this press release. We also encourage all investors to read TeleTech’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q.

ABOUT TELETECH

TeleTech (NASDAQ: TTEC) is a leading global provider of customer experience, engagement and growth solutions. Founded in 1982, the Company helps its clients acquire, retain and grow profitable customer relationships. Using customer-centric strategy, technology, processes and operations, TeleTech partners with business leadership across marketing, sales and customer care to design and deliver a simple, more human customer experience across every interaction channel. Servicing over 80 countries, TeleTech’s 43,000 employees live by a set of customer-focused values that guide relationships with clients, their customers, and each other. To learn more about how TeleTech is bringing humanity to the customer experience, visit TeleTech.com.

FORWARD-LOOKING STATEMENTS

Statements in this press release contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995, relating to our operations, expected financial position, results of operation, continuation of client relationships, and other business matters that are based on our current expectations, assumptions, and projections with respect to the future, and are not a guarantee of performance. We use words such as “may,” “believe,” “plan,” “will,” “anticipate,” “estimate,” “expect,” “intend,” “project,” “would,” “could,” “target,” or similar expressions, or when we discuss our strategy, plans, goals, initiatives, or objectives, we are making forward-looking statements.

We caution you not to rely unduly on any forward-looking statements. Actual results may differ materially from what is expressed in the forward-looking statements, and you should review and consider carefully the risks, uncertainties and other factors that affect our business and may cause such differences as outlined but are not limited to factors discussed in the sections entitled “Risk Factors” included in TeleTech’s filings with the US Securities and Exchange Commission (the “SEC”), including our most recent Annual Report on Form 10-K and subsequent quarterly financial reports on Form 10-Q. TeleTech’s filings with the SEC are available in the “Investors” section of TeleTech’s website, www.teletech.com and at the SEC’s public website at www.sec.gov.  Our forward looking statements speak only as of the date of the press release and we undertake no obligation to update them, except as may be required by applicable laws.

TELETECH HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three months ended
	March 31,
	2016	2015

Revenue	$312,410	$325,521

Operating Expenses:
Cost of services	231,340	232,984
Selling, general and administrative	45,500	50,237
Depreciation and amortization	17,729	15,363
Restructuring charges, net	88	809
Impairment losses	—	—
Total operating expenses	294,657	299,393

Income From Operations	17,753	26,128

Other income (expense)	(1,320)	(1,688)

Income Before Income Taxes	16,433	24,440

Provision for income taxes	(4,528)	(4,405)

Net Income	11,905	20,035

Net income attributable to noncontrolling interest	(680)	(1,263)

Net Income Attributable to TeleTech Stockholders	$11,225	$18,772

Net Income Per Share Attributable to TeleTech Stockholders

Basic	$0.23	$0.39

Diluted	$0.23	$0.38

Income From Operations Margin	5.7%	8.0%
Net Income Attributable to TeleTech Stockholders Margin	3.6%	5.8%
Effective Tax Rate	27.6%	18.0%

Weighted Average Shares Outstanding
Basic	48,368	48,370
Diluted	48,746	49,158

1

TELETECH HOLDINGS, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(In thousands)

(Unaudited)

	Three months ended
	March 31,
	2016	2015

Revenue:
Customer Management Services	$227,921	$243,009
Customer Growth Services	33,519	25,956
Customer Technology Services	35,268	35,714
Customer Strategy Services	15,702	20,842
Total	$312,410	$325,521

Income From Operations:
Customer Management Services	$15,595	$21,702
Customer Growth Services	495	26
Customer Technology Services	2,780	2,009
Customer Strategy Services	(1,117)	2,391
Total	$17,753	$26,128

2

TELETECH HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	March 31,	December 31,
	2016	2015

ASSETS
Current assets:
Cash and cash equivalents	$75,422	$60,304
Accounts receivable, net	286,165	283,474
Other current assets	79,738	71,294
Total current assets	441,325	415,072

Property and equipment, net	169,551	168,289
Other assets	255,017	259,966

Total assets	$865,893	$843,327

LIABILITIES AND EQUITY
Total current liabilities	$195,997	$206,906
Other long-term liabilities	214,274	191,473
Mandatorily redeemable noncontrolling interest	4,105	4,131
Total equity	451,517	440,817

Total liabilities and equity	$865,893	$843,327

3

TELETECH HOLDINGS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(In thousands, except per share data)

(Unaudited)

	Three months ended
	March 31,
	2016	2015
Reconciliation of Revenue:

Revenue	$312,410	$325,521
Changes due to foreign currency fluctuations (1)	9,994
Non-GAAP Revenue	$322,404	$325,521

Reconciliation of EBIT & EBITDA:

Net Income Attributable to TeleTech stockholders	$11,225	$18,772
Interest income	(166)	(317)
Interest expense	1,964	1,698
Provision for income taxes	4,528	4,405
EBIT	$17,551	$24,558

Depreciation and amortization	17,729	15,363

EBITDA	$35,280	$39,921

Reconciliation of Free Cash Flow:

Cash Flow From Operating Activities:
Net income	$11,905	$20,035
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	17,729	15,363
Other	(18,096)	(31,578)
Net cash provided by operating activities	11,538	3,820

Less - Total Capital Expenditures	14,949	13,038

Free Cash Flow	$(3,411)	$(9,218)

Reconciliation of Non-GAAP Income from Operations:

Income from Operations	$17,753	$26,128
Restructuring charges, net	88	809
Impairment losses	—	—

Non-GAAP Income from Operations	$17,841	$26,937

Non-GAAP Income from Operations Margin	5.7%	8.3%

Reconciliation of Non-GAAP EPS:

Net Income Attributable to TeleTech stockholders	$11,225	$18,772
Add: Asset impairment and restructuring charges, net of related taxes	54	498
Add: Changes in valuation allowance and returns to provision adjustments	878	(593)

Non-GAAP Net Income Attributable to TeleTech stockholders	$12,157	$18,677

Diluted shares outstanding	48,746	49,158

Non-GAAP EPS Attributable to TeleTech stockholders	$0.25	$0.38

Reconciliation of Non-GAAP EBITDA:

Net Income Attributable to TeleTech stockholders	$11,225	$18,772
Interest income	(166)	(317)
Interest expense	1,964	1,698
Provision for income taxes	4,528	4,405
Depreciation and amortization	17,729	15,363
Asset impairment and restructuring charges	88	809
Equity-based compensation expenses	2,759	2,690

Non-GAAP EBITDA	$38,127	$43,420

Note 1 -  Foreign currency fluctuations are calculated on a constant currency basis by translating the current year reported amounts using the prior year foreign exchange rates for each underlying currency.

4

TELETECH HOLDINGS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(In thousands)

(Unaudited)

FIRST QUARTER

(three months end, March 31, 2016)

Revenue

		GAAP Revenue	Foreign Exchange Impact	Constant Currency Revenue
CMS		$227,921	$8,876	$236,797
	YoY Growth Rate:	-6.2%		-2.6%

CGS		$33,519	$811	$34,330
	YoY Growth Rate:	29.1%		32.3%
CTS		$35,268	$27	$35,295
	YoY Growth Rate:	-1.2%		-1.2%
CSS		$15,702	$280	$15,982
	YoY Growth Rate:	-24.7%		-23.3%
Emerging Businesses		$84,489	$1,118	$85,607
	YoY Growth Rate:	2.4%		3.8%

Company (Consolidated)		$312,410	$9,994	$322,404
	YoY Growth Rate:	-4.0%		-1.0%

Operating Income

		Non-GAAP Operating Income	Foreign Exchange Impact	Constant Currency Operating Income
CMS		$15,683	$(1,139)	$14,544
	Operating Margin:	6.9%		6.1%

CGS		$495	$191	$686
	Operating Margin:	1.5%		2.0%
CTS		$2,780	$(87)	$2,693
	Operating Margin:	7.9%		7.6%
CSS		$(1,117)	$(93)	$(1,210)
	Operating Margin:	-7.1%		-7.6%
Emerging Businesses		$2,158	$11	$2,169
	Operating Margin:	2.6%		2.5%

Company (Consolidated)		$17,841	$(1,128)	$16,713
	Operating Margin:	5.7%		5.2%

Segments Defined:	CMS (Customer Management Services), CGS (Customer Growth Services),
CTS (Customer Technology Services), CSS (Customer Strategy Services)
Emerging Businesses: CGS, CTS, and CSS

Methodology:	Foreign exchange fluctuations are calculated on a constant currency basis by translating the current year reported amounts using the prior year foreign exchange rate for each underlying currency

Non-GAAP Operating Income:	Adjusted for restructuring and impairment costs